Exhibit 10.1

EXECUTION VERSION

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is made and entered into as of December 22, 2016, by and among Surge Components, Inc., a Nevada corporation (the “Company”), and Ira Levy, Steven J. Lubman, Alan Plafker, Lawrence Chariton, Gary Jacobs and Martin Novick (the “Insiders”), on the one hand, and Messrs. Michael D. Tofias and Bradley P. Rexroad (collectively, the “Stockholders”), on the other hand.

RECITALS

WHEREAS, as of the date hereof, Mr. Tofias beneficially owns 1,568,123 shares of the issued and outstanding common stock of the Company, par value $0.001 per share (“Common Stock”), and Mr. Rexroad beneficially owns 680,569 shares of Common Stock;

WHEREAS, on June 15, 2016, Mr. Tofias submitted a proposal to the Company for inclusion in the Company’s definitive proxy statement (as amended, revised or supplemented through the date of this Agreement, the “Company Proxy Statement”) for the Company’s 2016 Annual Meeting of Stockholders for fiscal year 2015 (including any adjournments, postponements or other delays thereof, the “2016 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act (as defined below) that the Board of Directors of the Company (the “Board”) take all necessary steps to change the Company’s jurisdiction of incorporation to Delaware (the “Rule 14a-8 Reincorporation Stockholder Proposal”);

WHEREAS, on June 29, 2016, Mr. Rexroad submitted to the Company a proposal for inclusion in the Company Proxy Statement pursuant to Rule 14a-8 under the Exchange Act proposing that the Board take all necessary steps to eliminate the classification of the Board and to require that all directors be elected on an annual basis (the “Rule 14a-8 Declassification Stockholder Proposal” and, together with the Rule 14a-8 Reincorporation Stockholder Proposal, the “Rule 14a-8 Stockholder Proposals”);

WHEREAS, on August 25, 2016, the Stockholders delivered a letter to the Company (the “Notice”) giving notice of their intent to (i) nominate Messrs. Rexroad and Tofias for election to the Board at the 2016 Annual Meeting (the “Director Nominations”); (ii) submit a stockholder proposal at the 2016 Annual Meeting that the Board take all necessary steps to eliminate the classification of the Board and to require that all directors be elected on an annual basis (“Declassification Stockholder Proposal”); and (iii) submit a stockholder proposal at the 2016 Annual Meeting to repeal each provision or amendment to the Amended and Restated By-Laws of the Company (the “By-Laws”) adopted by the Board after February 18, 2016 without the approval of stockholders (the “By-Law Amendment Proposal” and, together with the Rule 14a-8 Reincorporation Stockholder Proposal, the Rule 14a-8 Declassification Stockholder Proposal and the Declassification Stockholder Proposal, collectively, the “Stockholder Proposals”); and

WHEREAS, on October 25, 2016, the Stockholders filed a definitive proxy statement on Schedule 14A with the SEC (as defined below) for the purpose of soliciting proxies from the stockholders of the Company for the Director Nominations and the Stockholder Proposals.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.        Withdrawal of Proxy Contest.

(a)       The Stockholders hereby irrevocably withdraw (i) the Notice and (ii) the Rule 14a-8 Stockholder Proposals.

(b)       The Stockholders shall, and shall cause their Representatives to, immediately cease all solicitation efforts in connection with the 2016 Annual Meeting.

(c)       The Stockholders shall not, and shall not permit their Representatives to, vote, deliver or otherwise use any proxies of other stockholders of the Company that may have been received by the Stockholders or any of their Representatives to date with respect to the 2016 Annual Meeting.

2.        Annual Meeting Matters.

(a)       Promptly after the date of this Agreement, the Company will engage in a customary solicitation of proxies for use at the 2016 Annual Meeting. The Company shall hold the 2016 Annual Meeting on January 5, 2017. The only matters and proposals that the Company shall present for a vote of the stockholders at the 2016 Annual Meeting shall be proposals Nos. 1, 2, 3 and 4 set forth in the Company Proxy Statement.

(b)       The Stockholders shall appear in person or by proxy at the 2016 Annual Meeting and be present for quorum purposes and vote all shares of Common Stock beneficially owned by them and over which they have voting power at the 2016 Annual Meeting in accordance with the Board’s recommendations with respect to proposals Nos. 1, 3 and 4 set forth in the Company Proxy Statement. The Stockholders shall not execute any proxy card or voting instruction form in respect of the 2016 Annual Meeting other than the proxy card and related voting instruction form being solicited by or on behalf of the Board. The Stockholders agree that they shall not, and they shall not permit any of their Representatives to, directly or indirectly, take any action inconsistent with this Section 2(b).

(c)       The Company shall hold the 2017 Annual Meeting of Stockholders for fiscal year 2016 (the “2017 Annual Meeting”) no later than December 29, 2017.

3.        Corporate Governance Matters.

(a)       Board Matters.

(i)       Promptly following the date of this Agreement, the Board and the Stockholders shall engage in good faith discussions to identify a mutually acceptable “independent” director (the “New Director”) to join the Board as a Class C director with a term expiring at the 2017 Annual Meeting. The Company and the Stockholders shall use their respective reasonable best efforts to agree on the New Director prior to February 28, 2017. After the Board and the Stockholders agree on the New Director, the Company shall take all action necessary to appoint the New Director to the Board within five (5) Business Days of such agreement. The Board shall offer the New Director membership on each of the Board’s committees (whether existing on the date of this Agreement or formed afterward). The Board shall include the New Director on its slate of nominees at the 2017 Annual Meeting.

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(ii)       If the Tender Offer (as defined below) is not completed on or before the Tender Offer Expiration Date (as defined below), then the Company shall (A) within five (5) Business Days take all action necessary to (1) appoint Messrs. Rexroad and Tofias to the Board as Class A directors with a term expiring at the Company’s 2019 Annual Meeting for fiscal year 2018 (the “2019 Annual Meeting”); and (2) reduce the size of the Board to six directors (which six directors shall be the New Director (it being understood that if the New Director has not been identified, then the seat to be occupied by the New Director will remain empty until the New Director is identified and joins the Board), Messrs. Tofias and Rexroad, and three directors serving on the Board as of the Tender Offer Expiration Date); and (B) not thereafter increase the size of the Board without the prior written consent of the Stockholders. Notwithstanding the foregoing, if (a) the Tender Offer is not completed on or before the Tender Offer Expiration Date solely due to the failure to fulfill any of the Closing Conditions and (b) the Company used its reasonable best efforts to satisfy the Closing Conditions on or before the Tender Offer Expiration Date and continues to use its reasonable best efforts to satisfy the Closing Conditions thereafter, then the Company’s obligations pursuant to the first sentence of this Section 3(a)(ii) shall be suspended until no later than 11:59 p.m., Eastern time, on May 1, 2017. If the Tender Offer has not been completed by 11:59 p.m., Eastern time, on May 1, 2017 (regardless of whether the Closing Conditions have been or are capable of being fulfilled) or the Company is no longer using its reasonable best efforts to satisfy the Closing Conditions, the Company’s obligations pursuant to the first sentence of this Section 3(a)(ii) shall no longer be suspended and the Company shall, within five (5) Business Days, comply with such obligations by, among other things, appointing Messrs. Rexroad and Tofias to the Board. It is agreed that the appointment of Messrs. Rexroad and Tofias to the Board pursuant to this Section 3(a)(ii) shall be in addition to, and not exclusive of, any other legal remedies that may be available to the Stockholders for the Company’s breach of any covenant or agreement contained in this Agreement. By signing this Agreement, each of the Insiders agrees to take all action necessary (including by resigning from the Board) to effectuate this Section 3(a)(ii).

(b)      Cessation of Equity Awards. For one year from the date of this Agreement, the Company shall not make any stock grants, option grants or any other grants of non-cash compensation (each, an “Equity Grant”) to any person who is serving as a director or officer of the Company as of the date of this Agreement. For the avoidance of doubt, this Section 3(b) shall not prohibit the Company from making Equity Grants to a person who first joins the Company as a director or officer after the date of this Agreement.

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(c)       Reincorporation. The Company shall take all steps necessary and within its power to change its state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”). The Company shall use its reasonable best efforts to make the Reincorporation effective no later than June 30, 2017. In the furtherance of the foregoing, the Board shall (i) approve the Reincorporation; (ii) convene a special meeting of stockholders of the Company for the purpose of approving the Reincorporation (which purpose need not be the sole purpose of such meeting); (iii) submit to the stockholders a proposal to approve the Reincorporation (the “Reincorporation Proposal”); (iv) recommend that stockholders of the Company vote in favor of the Reincorporation Proposal; and (v) solicit proxies from the stockholders of the Company in support of the Reincorporation Proposal. The Insiders and Messrs. Rexroad and Tofias shall appear in person or by proxy at the Stockholder Meeting and be present for quorum purposes and vote, or cause to be voted, all of their shares of Common Stock in favor of the Reincorporation Proposal. The governing documents adopted by the Company (or any successor) in connection with the Reincorporation shall be no less favorable to stockholders in any material respect than the Company’s governing documents on the date of this Agreement.

(d)       Declassification. In connection with the Reincorporation, the Company shall take all steps necessary and within its power to eliminate the classification of the Board and to require that all directors be elected on an annual basis (the “Declassification”). The Company shall use its reasonable best efforts to make the Declassification effective no later than June 30, 2017. The Declassification shall occur on a “rolling” basis beginning with the first annual meeting after June 30, 2017, such that each incumbent director as of the date of the Agreement will serve through the remainder of his three-year term, and the directors elected or appointed at or after the date of the Agreement (other than those directors elected at the 2016 Annual Meeting) will serve one-year terms expiring at the next annual meeting, subject to re-election, except for the directors appointed to succeed any incumbent directors, who will finish their predecessors’ terms. In the furtherance of the foregoing, the Board shall (i) approve the Declassification; (ii) convene a special meeting of stockholders of the Company for the purpose of approving the Declassification (which purpose need not be the sole purpose of such meeting); (iii) submit to the stockholders a proposal to approve the Declassification (the “Declassification Proposal”); (iv) recommend that stockholders of the Company vote in favor of the Declassification Proposal; and (v) solicit proxies from the stockholders of the Company in support of the Declassification Proposal. The Insiders and Messrs. Rexroad and Tofias shall appear in person or by proxy at the Stockholder Meeting and be present for quorum purposes and vote, or cause to be voted, all of their shares of Common Stock in favor of the Declassification Proposal.

(e)       Auditor. The Insiders covenant not to use Seligson & Giannattasio, LLP, the Company’s independent registered public accounting firm, for their personal tax returns or any other matters following the conclusion of any work that Seligson & Giannattasio, LLP is performing for the Insiders in respect of fiscal year 2016.

(f)       Size of the Board. Subject to Section 3(a)(ii), until the day after the public announcement of the successful completion of the Tender Offer, the Board will be composed of no more than seven (7) individuals.

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4.        Tender Offer.

(a)       The Company shall commence (within the meaning of Rule 14d-2 under the Exchange Act), and use its reasonable best efforts to consummate, an issuer self-tender offer to all stockholders to repurchase at least five million (5,000,000) shares of Common Stock at a price of $1.43 per share (the “Tender Offer”) (it being understood that the Company shall not be in breach of the foregoing in the event that less than five million (5,000,000) shares of Common Stock accept and tender in the Tender Offer). The Tender Offer shall be completed no later than March 15, 2017 (the “Tender Offer Expiration Date”). The obligations of the Company to accept for payment, and pay for, any shares of Common Stock tendered pursuant to the Tender Offer shall be subject only to the satisfaction or waiver (to the extent permitted under this Agreement) of the following conditions (the “Closing Conditions”): (A) the Company has obtained all governmental or regulatory consents and approvals necessary in order to consummate the Tender Offer; (B) no governmental authority of competent jurisdiction has enacted, issued or entered any restraining order, injunction or similar order or legal restraint that enjoins or otherwise prohibits the consummation of the Tender Offer; and (C) no legal action shall have been proposed, instituted or pending by a governmental authority of competent jurisdiction that challenges or otherwise relates to the Tender Offer. In no event shall the Company, without the prior written consent of the Stockholders, (i) reduce the number of shares of Common Stock subject to the Tender Offer; (ii) reduce the price per share in the Tender Offer or change the form of consideration payable pursuant to the Tender Offer; or (iii) amend or supplement any term of the Tender Offer in a manner adverse to the Company’s stockholders.

(b)       Promptly following the commencement of the Tender Offer, the Stockholders shall tender or cause to be tendered all of the shares of Common Stock that they hold beneficially or of record in the Tender Offer. Notwithstanding the foregoing, (i) the Stockholders will be permitted to sell any of their shares of Common Stock (including, if applicable, by withdrawing such shares from the Tender Offer) in open-market transactions; (ii) the Stockholders may withdraw any shares of Common Stock from the Tender Offer in order to sell, tender or exchange such shares to or with a Third Party (as defined below) at a higher per share value then the Stockholders otherwise would receive in the Tender Offer, except that the Stockholders shall not sell any of their shares of Common Stock in non-open market transactions to any Third Party that, to the knowledge of the Stockholders, has any beneficial ownership interest (including beneficial ownership of the shares of Common Stock acquired by such Third Party from the Stockholders) of 5.0% or more of the then-outstanding shares of Common Stock; and (iii) Mr. Tofias may withhold up to four hundred thousand (400,000) shares from the Tender Offer in order to transfer them to organizations that are (A) tax-exempt under section 501(c)(3) of the Internal Revenue Code and (B) unaffiliated with Mr. Tofias.

(c)       Each of the Insiders shall refrain, and shall cause its Affiliates to refrain, from tendering any shares of Common Stock that they own beneficially or of record in the Tender Offer. The Company shall not accept, and shall cause its Representatives not to accept, any shares of Common Stock from the Insiders or their Affiliates in the Tender Offer. The Insiders shall not, and shall cause their Affiliates not to, transfer (except as may be specifically required by a final, non-appealable order of a court of competent jurisdiction or by operation of applicable law), sell, exchange, pledge or otherwise dispose of any shares of Common Stock from the date hereof until six months after the Tender Offer is completed (as reflected in filings made by the Company with the SEC); provided, however, that the foregoing shall not apply to transfers (i) to Affiliates of such Insider (but only to the extent that any such Affiliate signs a joinder to this Agreement reasonably acceptable to the Stockholders) or (ii) by an individual, either during his lifetime or upon death, by will or intestacy, or to any trust, limited partnership, limited liability company or other entity established for the primary benefit of any of the Insider or his siblings, ancestors, descendants or spouse for estate planning purposes.

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(d)       The Company shall comply with all laws, rules and regulations in connection with the Tender Offer.

5.        Standstill. Except as otherwise provided in this Agreement, without the prior written consent of the Board, the Stockholders shall not, and shall instruct their Representatives not to, directly or indirectly (in each case, except as permitted by this Agreement):

(a)       (i) acquire, offer or agree to acquire, or acquire rights to acquire (except by way of stock dividends or other distributions or offerings made available to holders of voting securities of the Company generally on a pro rata basis), whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a group, through swap or hedging transactions or otherwise, any voting securities of the Company or any voting rights decoupled from the underlying voting securities; or (ii) knowingly sell, offer or agree to sell, through swap or hedging transactions or otherwise, the voting securities of the Company or any voting rights decoupled from the underlying voting securities held by the Stockholders to any Third Party that would result in such Third Party having any beneficial ownership interest of 5.0% or more of the then-outstanding shares of Common Stock (except for Schedule 13G filers that are mutual funds, pension funds or index funds with no known history of activism);

(b)       (i) nominate or recommend for nomination a person for election at any Stockholder Meeting at which the Company’s directors are to be elected; (ii) initiate, knowingly encourage or participate in any solicitation of proxies in respect of any election contest or removal contest with respect to the Company’s directors; (iii) submit any stockholder proposal for consideration at, or bring any other business before, any Stockholder Meeting; (iv) initiate, knowingly encourage or participate in any solicitation of proxies in respect of any stockholder proposal for consideration at, or other business brought before, any Stockholder Meeting: (v) knowingly encourage or participate in any request to call a special meeting of the stockholders of the Company; or (vi) initiate, knowingly encourage or participate in any “withhold” or similar campaign with respect to any Stockholder Meeting; provided, however, that, except as set forth in Section 2(b) or Section 3, nothing in this Section 5(b) will be interpreted to restrict the Stockholders’ ability to (A) privately recommend candidates for the Board or (B) vote their shares on any proposal duly brought before the Company’s stockholders as each Stockholder determines in his sole discretion;

(c)       form, join or in any way participate in any group with respect to any voting securities of the Company in connection with any election or removal contest with respect to the Company’s directors (other than with the Stockholders or one or more of their Affiliates to the extent that any such person signs a joinder to this Agreement reasonably acceptable to the Company);

(d)       deposit any voting securities of the Company in any voting trust or subject any Company voting securities to any arrangement or agreement with respect to the voting thereof, other than any such voting trust, arrangement or agreement solely among the Stockholders and one or more of their Affiliates;

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(e)       seek publicly, alone or in concert with others, to amend any provision of the Company’s articles of incorporation or bylaws;

(f)       demand an inspection of the Company’s books and records;

(g)      effect or seek to effect, offer or propose to effect, cause or participate in, or in any way knowingly assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any (i) acquisition of any securities, or any material assets or businesses, of the Company or any of its subsidiaries; (ii) tender offer or exchange offer (except as specifically contemplated by this Agreement), merger, acquisition, share exchange or other business combination involving any of the voting securities or any of the material assets or businesses of the Company or any of its subsidiaries; or (iii) recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries or any material portion of its or their businesses;

(h)      enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to the foregoing, or advise, assist, encourage or seek to persuade any Third Party to take any action with respect to any of the foregoing, or otherwise take or cause any action inconsistent with any of the foregoing; or

(i)       take any action challenging the validity or enforceability of this Section 5 or this Agreement, or publicly make or in any way advance publicly any request or proposal that the Company or the Board amend, modify or waive any provision of this Agreement.

6.        Mutual Non-Disparagement. No party hereto shall, and no party shall permit any of its Representatives to, publicly disparage or publicly criticize any other party or its subsidiaries, its or its subsidiaries’ business or any of its or its subsidiaries’ current or former directors, officers or employees, including the business and current or former directors, officers and employees of such other party’s Affiliates, as applicable. The restrictions in this Section 6 shall not (i) apply (A) in any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent required; or (B) to any disclosure required by applicable law, rules or regulations; or (ii) prohibit any person from reporting possible violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 2F promulgated thereunder. Notwithstanding anything to the contrary in this Agreement, the Stockholders will not be in violation of this Agreement if they privately disclose how they intend to vote their shares of Common Stock at any Stockholder Meeting.

7.        Withdrawal of Litigation.

(a)       Promptly following the date hereof, the Stockholders shall withdraw with prejudice their Legal Proceeding Case No. A-16-745893-B (the “Nevada Lawsuit”) against the Company and its directors in Clark County, Nevada.

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(b)      The Stockholders covenant and agree that they shall not, and shall not permit any of their Representatives to, alone or in concert with others, knowingly encourage or pursue, or knowingly assist any other person to threaten, initiate or pursue, any lawsuit, claim or proceeding before any court or governmental, administrative or regulatory body (collectively, “Legal Proceeding”) against the Company or any of its Representatives, except for any Legal Proceeding initiated solely to remedy a breach of or to enforce this Agreement; provided, however, that the foregoing shall not prevent the Stockholders or any of their Representatives from responding to oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or similar processes (a “Legal Requirement”) in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, or on behalf of, the Stockholders or any of their Representatives; provided, further, that in the event that any of the Stockholders or any of their Representatives receives such Legal Requirement, the Stockholders shall give prompt written notice of such Legal Requirement to the Company.

(c)       The Company and the Insiders each covenant and agree that it shall not, and shall not permit any of its Representatives to, alone or in concert with others, knowingly encourage or pursue, or knowingly assist any other person to threaten, initiate or pursue, any Legal Proceedings against Messrs. Tofias or Rexroad or any of their respective Representatives, except for any Legal Proceeding initiated solely to remedy a breach of or to enforce this Agreement; provided, however, that the foregoing shall not prevent the Company, any Insider or any of its respective Representatives from responding to a Legal Requirement in connection with any Legal Proceeding if such Legal Proceeding has not been initiated by, or on behalf of, the Company, any Insider or any of its respective Representatives; provided, further, that in the event the Company, any Insider or any of its respective Representatives receives such Legal Requirement, the Company shall give prompt written notice of such Legal Requirement to the Stockholders.

8.        Mutual Releases.

(a)       Each of the Stockholders, on behalf of themselves and their respective heirs, estates, trustees, beneficiaries, successors, predecessors, assigns, subsidiaries, principals, directors, officers, insurers, Associates and Affiliates (the “Stockholder Releasors”), hereby do remise, release and forever discharge, and covenant not to sue or take any steps to pursue or further any Legal Proceeding against, the Company or its successors, predecessors, assigns, subsidiaries, principals, directors, officers, insurers, Associates and Affiliates (the “Company Releasees”), and each of them, from and in respect of any and all claims and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, that all or any of the Stockholder Releasors have, had or may have against the Company Releasees, or any of them, of any kind, nature or type whatsoever, from the beginning of time to the date of this Agreement; provided, however, that the foregoing release shall not release any rights or duties under this Agreement or any claims or causes of action that the Stockholder Releasors may have for the breach or enforcement of any provision of this Agreement.

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(b)      The Company and the Insiders, each on behalf of itself and its successors, predecessors, assigns, subsidiaries, principals, directors, officers, insurers, Associates and Affiliates (the “Company Releasors”), hereby do remise, release and forever discharge, and covenant not to sue or take any steps to pursue or further any Legal Proceeding against, any of the Stockholders or their respective heirs, estates, trustees, beneficiaries, successors, predecessors, assigns, subsidiaries, principals, directors, officers, insurers, Associates and Affiliates (the “Stockholder Releasees”), and each of them, from and in respect of any and all claims and causes of action, whether based on any federal, state or foreign law or right of action, direct, indirect or representative in nature, foreseen or unforeseen, matured or unmatured, known or unknown, that all or any of the Company Releasors have, had or may have against the Stockholder Releasees, or any of them, of any kind, nature or type whatsoever, from the beginning of time to the date of this Agreement; provided, however, that the foregoing release shall not release any rights or duties under this Agreement or any claims or causes of action that the Company Releasors may have for the breach or enforcement of any provision of this Agreement.

(c)       Each party hereto represents and warrants that it has not heretofore transferred or assigned, or purported to transfer or assign, to any person, firm or corporation any claims, demands, obligations, losses, causes of action, damages, penalties, costs, expenses, attorneys’ fees, liabilities or indemnities herein released. Other than for the Nevada Lawsuit, each of the parties hereto represents and warrants that neither it nor any assignee has filed any lawsuit against any other party.

(d)       Each party hereto waives any and all rights (to the extent permitted by state law, federal law, principles of common law or any other law) that may have the effect of limiting the releases in this Section 8. Without limiting the generality of the foregoing, each party hereto acknowledges that there is a risk that the damages and costs that it believes it has suffered or will suffer may turn out to be other than or greater than those now known, suspected or believed to be true. Facts on which each party hereto has been relying in entering into this Agreement may later turn out to be other than or different from those now known, suspected or believed to be true. Each party hereto acknowledges that in entering into this Agreement, it has expressed that it agrees to accept the risk of any such possible unknown damages, claims, facts, demands, actions and causes of action. Each party hereto acknowledges and agrees that the releases and covenants provided for in this Section 8 are binding, unconditional and final as of the date hereof.

9.        Press Release and SEC Filings.

(a)       No later than one Business Day following the date of this Agreement, the Company shall announce the entry into this Agreement and the material terms hereof by means of a mutually agreed upon press release in the form attached hereto as Exhibit A (the “Mutual Press Release”). Prior to the issuance of the Mutual Press Release, neither the Company nor the Stockholders shall issue any press release, public announcement or other public statement (including, without limitation, in any filing required under the Exchange Act) regarding this Agreement or take any action that would require public disclosure thereof without the prior written consent of the Other Party. No party hereto or any of its Representatives shall issue any press release, public announcement or other public statement (including, without limitation, in any filing required under the Exchange Act) concerning the subject matter of this Agreement inconsistent with the Mutual Press Release, except as required by law or applicable stock exchange listing rules or with the prior written consent of the Other Party and otherwise in accordance with this Agreement.

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(b)      No later than two Business Days following the date of this Agreement, the Stockholders shall file with the SEC an amendment to their Schedule 13D in compliance with Section 13 of the Exchange Act reporting their entry into this Agreement, disclosing applicable items to conform to their obligations hereunder and appending this Agreement as an exhibit thereto (the “Schedule 13D Amendment”). The Schedule 13D Amendment shall be consistent with the Mutual Press Release and the terms of this Agreement. The Stockholders shall provide the Company and its Representatives with a reasonable opportunity to review the Schedule 13D Amendment prior to it being filed with the SEC and consider in good faith any comments of the Company and its Representatives.

(c)       No later than four Business Days following the date of this Agreement, the Company shall file with the SEC a Current Report on Form 8-K reporting its entry into this Agreement, disclosing applicable items to conform to its obligations hereunder and appending this Agreement and the Mutual Press Release as an exhibit thereto (the “Form 8-K”). The Form 8-K shall be consistent with the Mutual Press Release and the terms of this Agreement. The Company shall provide the Stockholders and their Representatives with a reasonable opportunity to review and comment on the Form 8-K prior to the filing with the SEC and consider in good faith any comments of the Stockholders.

(d)      The Company shall provide the Stockholders and their Representatives with a reasonable opportunity to review and comment on the documents for the Tender Offer prior to them being filing with the SEC and consider in good faith any comments of the Stockholders.

10.      Compliance with Securities Laws. Each of the Stockholders acknowledges that the U.S. securities laws generally prohibit any person who has received from an issuer material, non-public information concerning such issuer from purchasing or selling securities of such issuer and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

11.      Affiliates and Associates. Each party hereto shall cause their Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Affiliate or Associate. A breach of this Agreement by an Affiliate or Associate of a party, if such Affiliate or Associate is not a party to this Agreement, shall be deemed to occur if such Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such Affiliate or Associate was a party to the same extent as the first party.

12.       Representations and Warranties.

(a)      Each Stockholder severally and not jointly represents and warrants as to himself that he is sui juris and of full capacity. Each Stockholder severally and not jointly represents and warrants as to himself that he has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by such Stockholder, constitutes a valid and binding obligation and agreement of such Stockholder and is enforceable against such Stockholder in accordance with its terms. Mr. Tofias represents and warrants that, as of the date of this Agreement, he beneficially owns 1,568,123 shares of Common Stock, has voting authority over such shares, and owns no Synthetic Equity Interests or any Short Interests in the Company. Mr. Rexroad represents and warrants that, as of the date of this Agreement, he beneficially owns 680,569 shares of Common Stock, has voting authority over such shares, and owns no Synthetic Equity Interests or any Short Interests in the Company. The Stockholders represent and warrant that, except with themselves, they have not formed and are not members of any group with any other person and are not acting in concert with any other person.

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(b)      The Company hereby represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, is enforceable against the Company in accordance with its terms and does not require the approval of the Company’s stockholders. The Company hereby represents and warrants that there are no governmental or regulatory consents or approvals necessary in order to consummate the Tender Offer, except for necessary filings with the SEC. The Company hereby represents and warrants that, at the date hereof, the Company has deferred tax assets attributable to net operating losses of approximately $10,035,996. The Company has, and will have at the closing of the Tender Offer, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to pay the aggregate amounts contemplated by the Tender Offer and to perform its obligations under this Agreement.

(c)      Each Insider severally and not jointly represents and warrants that he is sui juris and of full capacity. Each Insider severally and not jointly represents and warrants that he has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by such Insider, constitutes a valid and binding obligation and agreement of such Insider and is enforceable against such Insider in accordance with its terms.

13.      Termination. This Agreement shall terminate on the date that is 15 Business Days prior to the deadline under the By-Laws for director nominations and stockholder proposals for the 2019 Annual Meeting (such date, the “Termination Date”). No termination shall relieve any party hereto from liability for any breach of this Agreement prior to such termination. Notwithstanding anything to the contrary in this Agreement:

(a)      The obligations of the Stockholders pursuant to Section 1, Section 2, Section 3, Section 4, Section 5, Section 6, Section 7, Section 9 and Section 11 shall terminate (i) in connection with Messrs. Rexroad and Tofias joining the Board pursuant to Section 3(a)(ii); or (ii) in the event that the Company materially breaches its obligations pursuant to Section 2, Section 3, Section 4, Section 5, Section 6, Section 7, Section 9 or the representations and warranties in Section 12(b) of this Agreement and, in each case, such breach has not been cured within 30 days following written notice of such breach; provided, however, that any termination in respect of a breach of Section 6 shall require a determination of a court of competent jurisdiction that the Company has materially breached Section 6; provided, further, that the obligations of the Stockholders pursuant to Section 7 shall terminate immediately in the event that the Company materially breaches its obligations under Section 7;

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(b)      The obligations of the Company pursuant to Section 2, Section 3, Section 4, Section 5, Section 6, Section 7, Section 9 and Section 11 shall terminate in the event that the Stockholders materially breach their obligations in Section 1, Section 2, Section 3, Section 4, Section 5, Section 6, Section 7, Section 9, Section 11 or the representations and warranties in Section 12(a) and, in each case, such breach has not been cured within 30 days following written notice of such breach; provided, however, that any termination in respect of a breach of Section 6 shall require a determination of a court of competent jurisdiction that Messrs. Tofias or Rexroad has materially breached Section 6; provided, further, that the obligations of the Company pursuant to Section 7 shall terminate immediately in the event that Messrs. Tofias and Rexroad materially breaches its obligations under Section 7; and

(c)      in the event that the Company materially breaches its representations and warranties in the penultimate sentence of Section 12(b) of this Agreement, the Company shall, within five (5) Business Days, take all actions necessary to cause the expiration of the Rights Agreement, dated as of October 7, 2016, by and between the Company and Continental Stock Transfer & Trust Company.

14.      Expenses. Within five Business Days following the date of this Agreement, the Company shall reimburse the Stockholders, in an amount not to exceed $300,000, for expenses incurred by them in connection with their investment in the Company, including, but not limited to, legal and other advisory costs, proxy solicitation costs, filing costs, and all costs incurred to mail proxy soliciting materials, letters, and press releases to stockholders of the Company, litigation costs, and travel costs.

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15.       Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand, with written confirmation of receipt; (b) upon sending if sent by facsimile to the facsimile numbers below, with electronic confirmation of sending; (c) one day after being sent by a nationally recognized overnight carrier to the addresses set forth below; or (d) when actually delivered if sent by any other method that results in delivery, with written confirmation of receipt:

If to the Company or any of the Insiders: Surge Components, Inc. 95 East Jefryn Blvd. Dear Park, NY 11729 Attention: Ira Levy Facsimile: (631) 595-1283

with copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103-0040

Attention: Kai H. Liekefett

Facsimile: (212) 237-0100

and

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, NY 10105

Attention: Barry I. Grossman

Facsimile: (212) 370-7889

If to Michael D. Tofias: Michael D. Tofias 25 Cambridge Drive Short Hills, NJ 07078

with copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Attention: Douglas K. Schnell

Facsimile: (650) 493-6811

If to Bradley P. Rexroad: Bradley P. Rexroad 970 Reserve Drive, Suite 126 Roseville, CA 95678

16.       Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflict of laws principles. The parties hereto agree that exclusive jurisdiction and venue for any Legal Proceeding arising out of or related to this Agreement shall exclusively lie in any state or federal court located in the Borough of Manhattan in the State of New York. Each party hereto waives any objection it may now or hereafter have to the laying of venue of any such Legal Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Legal Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Legal Proceeding brought in any such court has been brought in any inconvenient forum. Each party hereto consents to accept service of process in any such Legal Proceeding by service of a copy delivered to it by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 15. Nothing contained herein shall be deemed to affect the right of any party hereto to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. No party hereto shall seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.

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17.       Specific Performance. The Stockholders, on the one hand, and the Company and the Insiders, on the other hand, acknowledge and agree that irreparable injury to the other party would occur in the event that any provision of this Agreement were not performed in accordance with such provision’s specific terms or were otherwise breached or threatened to be breached, and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Stockholders, on the one hand, and the Company and the Insiders, on the other hand (as applicable, the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party shall not take action in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. The party hereto against whom specific performance is sought agrees to waive any applicable right or requirement that a bond be posted. This Section 15 shall not be the exclusive remedy for any violation of this Agreement.

18.       Certain Definitions and Interpretations. As used in this Agreement: (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated by the SEC under the Exchange Act and shall include all persons or entities that at any time prior to the Termination Date become Affiliates or Associates of any person or entity referred to in this Agreement; (b) the term “Annual Meeting” means each annual meeting of stockholders of the Company and any adjournment, postponement, reschedulings or continuations thereof; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder; (d) the terms “beneficial ownership,” “group,” “person,” “proxy,” and “solicitation” (and any plurals thereof) have the meanings ascribed to such terms under the Exchange Act; (e) the term “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or obligated to be closed by applicable law; (f) the term “Other Party” means (i) with respect to the Company, Mr. Tofias or Mr. Rexroad, and (ii) with respect to Mr. Tofias or Mr. Rexroad, the Company; (g) the term “Representatives” means a person’s Affiliates and Associates and its and their respective directors, officers, employees, partners, members, managers, consultants, legal or other advisors, agents and other representatives; (h) the term “SEC” means the U.S. Securities and Exchange Commission; (i) the term “Short Interests” means any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in by such person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Company’s equity securities by, manage the risk of share price changes for, or increase or decrease the voting power of, such person with respect to the shares of any class or series of the Company’s equity securities, or that provides the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Company’s equity securities; (j) the term “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any other meeting of stockholders held in lieu thereof, and any adjournment, postponement, reschedulings or continuations thereof; (k) the term “Synthetic Equity Interests” means any derivative, swap or other transaction or series of transactions engaged in by such person, the purpose or effect of which is to give such person economic risk similar to ownership of equity securities of any class or series of the Company, including due to the fact that the value of such derivative, swap or other transactions are determined by reference to the price, value or volatility of any shares of any class or series of the Company’s equity securities, or which derivative, swap or other transactions provide the opportunity to profit from any increase in the price or value of shares of any class or series of the Company’s equity securities, without regard to whether (i) the derivative, swap or other transactions convey any voting rights in such equity securities to such person; (ii) the derivative, swap or other transactions are required to be, or are capable of being, settled through delivery of such equity securities; or (iii) such person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transactions; and (l) the term “Third Party” refers to any person that is not a party hereto, a member of the Board, a director or officer of the Company, or legal counsel to any party. In this Agreement, unless a clear contrary intention appears, (i) the word “including” (in its various forms) means “including, without limitation;” (ii) the words “hereunder,” “hereof,” “hereto” and words of similar import are references in this Agreement as a whole and not to any particular provision of this Agreement; (iii) the word “or” is not exclusive; and (iv) references to “Sections” in this Agreement are references to Sections of this Agreement unless otherwise indicated.

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19.       Miscellaneous.

(a)       This Agreement contains the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof.

(b)       This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

(c)       This Agreement shall not be assignable by operation of law or otherwise by a party hereto without the consent of the other parties. Any purported assignment without such consent is void. Subject to the foregoing sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against the permitted successors and assigns of each party hereto.

(d)       Neither the failure nor any delay by a party hereto in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(e)       If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties hereto that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties hereto agree to use their reasonable best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

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(f)       Any amendment or modification of the terms and conditions set forth herein or any waiver of such terms and conditions must be agreed to in a writing signed by each party hereto.

(g)       This Agreement may be executed in one or more textually identical counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document bearing the original signature.

(h)       Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed this Agreement with the advice of such counsel. Each party hereto and its counsel cooperated and participated in the drafting and preparation of this Agreement, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party hereto that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Agreement will be decided without regard to events of drafting or preparation.

(i)       The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed by its duly authorized representative, as of the date first above written.

SURGE COMPONENTS, INC.

By:	/s/ Ira Levy
Name:	Ira Levy
Title:	CEO, CFO, President and Director

Signature Page to Settlement Agreement

MICHAEL D. TOFIAS

/s/ Michael D. Tofias
Michael D. Tofias

Signature Page to Settlement Agreement

BRADLEY P. REXROAD

/s/ Bradley P. Rexroad
Bradley P. Rexroad

Signature Page to Settlement Agreement

IRA LEVY

/s/ Ira Levy
Ira Levy

Signature Page to Settlement Agreement

STEVEN J. LUBMAN

/s/ Steven J. Lubman
Steven J. Lubman

Signature Page to Settlement Agreement

LAWRENCE CHARITON

/s/ Lawrence Chariton
Lawrence Chariton

Signature Page to Settlement Agreement

GARY JACOBS

/s/ Gary Jacobs
Gary Jacobs

Signature Page to Settlement Agreement

ALAN PLAFKER

/s/ Alan Plafker
Alan Plafker

Signature Page to Settlement Agreement

MARTIN NOVICK

/s/ Martin Novick
Martin Novick

Signature Page to Settlement Agreement

Exhibit A

Mutual Press Release